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                                                                EXHIBIT 10(i)(i)


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ISRAEL DISCOUNT BANK LTD             FROM: Name  PEC ISRAEL ECONOMIC CORPORATION
Branch FOREIGN CURRENCY DEPT. (190)  ID/PASSPORT No.             Date  3/4/98
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        APPLICATION FOR THE ALLOCATION OF A CREDIT LINE IN FOREIGN CURRENCY TO
          / / A RESIDENT  / / NON-RESIDENT  IN ACCOUNT NO. 980-607495
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We hereby make application to Israel Discount Bank Ltd. (hereinafter referred to as "the Bank") to allocate to us a credit line in the above account in the sum of USD 26,000,000.00 (TWENTY SIX MILLION DOLLARS) (hereinafter referred to as "the credit") for a period from 3/4/98 - 4/30/98.
The management terms and conditions of our foreign currency account specified at the top of this document which we have signed (hereinafter referred to as "the account") constituting an integral part of this document, and also the additional terms and conditions particularised below in this our application, shall apply to the credit:

1.     DISCHARGING THE CREDIT
       We hereby undertake to repay the credit to the Bank as follows:
       / / on the ________ day of _______________ 199_________ / /  in ____
       installments of _______ each on the ______day of each month from _____________until ____________.

2.     THE INTEREST RATE - METHOD OF DETERMINATION AND PAYMENT

  (a) The credit shall bear daily compound interest on the daily debit balance in the account at the rate and according to the method of calculation particularised below. The interest shall be calculated each month on the last day of such month and shall be paid by us at the end of such Gregorian month. The interest calculation shall be effected on the basis of 360 days in a year.

  (b) We hereby instruct the Bank to debit our account no. ____________ in NIS/foreign currency at your ______________ branch on the repayment date (hereinafter referred to as "the repayment date") with every payment or amount due from us to the Bank pursuant to this document (hereinafter referred to as "the payment") in the amount required to discharge such payment, and we hereby undertake to ensure that there shall, at all times, be a sufficient balance standing to our credit in our said account to effect the debits as aforesaid.
       The Bank shall be entitled (but not bound) to carry out our said instructions, irrespective of whether our said account is in credit or in debit or becomes in debit in consequence of a debit as aforesaid. All the amounts due or that shall be due from us to the Bank on account of the credit and the interest shall be discharged to the Bank by paying the consideration therefor in foreign currency or Israeli currency at the foreign currency rate prevailing at the Bank on the date of actual payment, together with an exchange commission as prevailing at the Bank at such time.

  (c) All the amounts that shall be charged to the credit of the account shall firstly be used to discharge the interest and only thereafter to discharge the credit principal or according to any other order as the Bank shall elect. In any case where the repayment date falls on a day that is not a banking business day as defined below, such repayment date shall apply on the nearest banking business day as the Bank determines.

  For the purposes of this document the expression "banking business day" means a day on which the Bank actually effects transactions in foreign currency without restriction as the Bank determines (and for this purpose the eve of the Day of Atonement shall be deemed a day that is not a banking business day).

  / /  Credit in foreign currency to residents


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       The interest calculations as aforesaid shall be effected by the Bank in respect of the daily debit balances in our account during the preceding month, according to the average daily interest rate prevailing at the Bank during such month for the loans in the credit currency.
       The base for determining the interest rate as aforesaid by the Bank shall be the Bank's daily interest rate for loans as aforesaid published by the Bank each and every day during each month in the interest rates sheet held at the Bank's branch (hereinafter referred to as "the interest rate"). This interest is based on Libor + 0.50% rounded up to the nearest 1/8%.

  / /  Credit in Foreign currency to non-residents
       The interest calculation shall be effected in respect of the daily debit balances in the account during the period that elapsed at a rate that shall be ______% above Libor applicable according to the Bank's determination during the interest period in respect whereof interest as aforesaid is calculated (hereinafter referred to as "the Interest rate").

For the purposes of this document:
the expression "Libor" (London Interbank Offered Rate) means the interest rate to be determined by the Bank as the rate at which the banks are offered on the determining date at about 11:00 hours (London time) loans in the credit currency on the international market in London for a period identical to the interest period in respect whereof the Libor is determined, as published by a service known as Reuters (save for cases of technical malfunctions). In any event, the Bank's determination in respect of the interest rate shall, in the Bank's exclusive discretion, be final and decisive.
The expression "the determination date" means the banking business day that is two banking business days prior to the day of commencement of the first interest period or, at the Bank's election, the day of the commencement of the first interest period and also on the banking business day that is two banking business days prior to the commencement of any other interest period, at the time when the Bank customarily determines the Libor rate.

The Bank shall determine the Libor rate and on the basis of its determination as aforesaid it shall calculate and determine what is the interest rate that we are required to pay in respect of the undischarged balance of the credit, and the interest rate determined as aforesaid shall apply for the period from the commencement of a relevant interest period until the conclusion thereof. For the purposes of this paragraph alone, the expression banking "business day" means a day on which the banks in London execute transactions amongst themselves in foreign currency deposits on the Euro-banking market in London.

3.     DEFAULT INTEREST

       (a) Any amount due or that shall be due to the Bank and pursuant to this document and not paid by us on the date prescribed or that shall be prescribed for the payment thereof in this document or not paid according to the Bank's first demand pursuant to clause 4 below shall, for the period from the date on which we were liable to pay it until the actual payment thereof, bear interest at a rate 5% higher than the interest rate that would have been payable in respect of such period pursuant to clauses 1 and 2 above.

       (b) For the avoidance of doubt, it is hereby expressed that the Bank's right to interest as provided in the clause above and also the actual collection thereof shall not derogate from the Bank's right to take (or continue to take) all the means to collect any amount not discharged by us on the due date or according to its demand as aforesaid.

       (c) Interest as provided in paragraph (a) above shall accrue during every Gregorian month, or at the Bank's election during any other period in respect whereof the accrual of interest is permitted at law, shall also bear interest as provided in paragraph (a).


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4.     CREDIT ALLOCATION COMMISSION

       Upon allocating the credit line, you shall debit us, without notice on your part, with a commission for such service at the rate prevailing with you at such time, according to your determination from time to time, in respect of the credit line allocation period.
       You shall be entitled to a commission irrespective of whether the credit line is fully utilised. Furthermore, you shall also be entitled to a commission if the credit is reduced or cancelled at your initiative. We are aware that in the present quarter the commission rate in respect of the credit allocation is ________% per quarter of the credit amount.

5.     IMMEDIATE REPAYMENT/REDUCTION/CANCELLATION OF THE CREDIT ALLOCATION

       Without prejudice to other rights of the Bank against us in respect of the credit that we receive pursuant to any document we sign and in addition thereto, the Bank shall be entitled, in its exclusive discretion and decision, not to allocate the requested credit to us and/or to reduce the credit and/or to cancel the credit line and/or to demand immediate repayment of the entire credit amount, and without the requirement of prior or other notice to us, in any one of the cases particularised below:

       (a) If the state of the account or our other accounts at the Bank do not enable the arrangement pursuant to this document to continue.

       (b) If we breach and/or do not perform any obligation to the Bank pursuant to this document or pursuant to any other document or agreement or obligation or arrangement.

       (c) If there is a risk of our inability to repay the credit or, at the Bank's decision at such time, other conditions without exception have been created that oblige the credit to be reduced or the credit line to be cancelled immediately.

7.     PURCHASING FOREIGN CURRENCY AGAINST SHEKELS TO COVER THE CREDIT

       Without derogating from our obligation to repay the credit and the interest in the said currency, if two business days prior to the date designated for any repayment our account with you does not have a sufficient amount in the said currency, you shall be entitled, but not bound, to purchase the required foreign currency on our behalf at the rate of exchnage prevailing with you on such day, and to debit our account/s in NIS or in another foreign currency as you deem fit.

8.     REPAYMENT OF CREDIT GIVEN TO A NON-RESIDENT

       We hereby confirm that we are aware that pursuant to the applicable law relating to foreign currency control, we are under a duty to repay the credit mentioned in this document and interest thereon from immediately available sources, i.e. in foreign currency in which the credit is given originating abroad or in a property in Israel that is freely convertible into foreign currency pursuant to the applicable law.
       Without derogating from our obligation to repay the credit given to us from free sources as aforesaid, you shall be entitled, but not bound, to debit any account of ours or to purchase on our behalf the required foreign currency herein at the rate of exchange prevailing with you on such day and to debit our account with Israeli currency or with another currency as you deem fit, and all subject to the foreign currency control directives pursuant to the applicable law in force from time to time (or pursuant to a specific permit from the Bank of Israel).

9.     THE APPLICABLE LAW

       The credit pursuant to this document, the terms and conditions thereof and all matters connected


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       thereto are subject to the laws of the State of Israel, including any law, regulation, order, foreign currency control directives, and/or directions and/or directives of the Bank of Israel or any competent authority as in force from time to time and at any time whatsoever (hereinafter referred to as "the applicable law"), and the agreed and exclusive place of jurisdiction herein shall be the competent court in Israel in Tel-Aviv, Haifa, Jerusalem or Beersheva, according to the town that is nearest to the branch at which the credit is given.

10.    GENERAL

       (a) The headings in this document are for convenience purposes. They do not form part of the document and no significance shall be attributed thereto for the purposes of interpreting this document or any of the provisions hereof.

       (b) In this document the plural includes the singular and vice versa, the masculine includes the feminine and vice versa and everything relating to a person shall also include a body corporate and vice versa.

       (c) If this document is signed by two or more persons, their liability and obligation to the Bank shall be joint and several.

Our signature to this document also constitutes our acknowledgement of the receipt of a copy of this document.

AS WITNESS OUR HANDS:

                          /s/ FRANK J. KLEIN
                          ---------------------------------
                          Signature of Customer/s PRESIDENT

                          /s/ WILLIAM GOLD, TREASURER
                          ---------------------------------

CONFIRMATION OF BRANCH/DEPARTMENT


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                   Name and signature of branch/department manager

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                                          FOR THE BANK'S USE

                         The loan was effected on______________. The customer's account was debited by the computer with a commission to secure a credit line in the sum of _____________ on
                         _________________________.

                         This instruction was entered on _____________.
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